UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 27, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 John Hopkins Court, Suite #250

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 731-8389

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2017, aTyr Pharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of institutional investors, including Viking Global Investors (“Viking”), EcoR1 Capital, Redmile Group, and other accredited investors, certain of whom are affiliated with the directors and officers of the Company (collectively, the Purchasers”). Pursuant to the Securities Purchase Agreement, (i) Viking has agreed to purchase 1,777,784 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), at a price of $2.65 per share, 2,285,952 shares of the Company’s Class X Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”), at a price of $13.25 per share, and warrants, to purchase up to that number of additional shares of Common Stock equal to thirty seven and one half percent (37.5%) of the number of Shares purchased by Viking on an as-converted basis (rounded up to the nearest whole share), and (ii) the remaining Purchasers have agreed to purchase an aggregate of 4,094,336 shares of the Company’s Common Shares, at a price of $2.65 per share, and Warrants to purchase up to that number of additional shares of Common Stock equal to thirty seven and one half percent (37.5%) of the number of Common Shares purchased by such Purchaser (rounded up to the nearest whole share), for an aggregate purchase price of approximately $45.8 million. The closing of the purchase and sale of the securities is expected to occur on or about August 31, 2017, subject to customary closing conditions.

Each Preferred Share is convertible into five shares of the Company’s common stock. Viking will be prohibited from converting the Preferred Shares into shares of the Company’s common stock if, as a result of such conversion, Viking, together with its affiliates, would own more than 9.50% of the shares of the Company’s common stock then issued and outstanding, which percentage may change at Viking’s election upon 61 days’ notice to the Company to (i) any other number less than or equal to 19.99% or (ii) subject to approval of the Company’s stockholders to the extent required in accordance with the NASDAQ Global Market rules, any number in excess of 19.99%.

In the event of the Company’s liquidation, dissolution or winding up, holders of Preferred Shares will participate pari passu with the holders of the Company’s common stock in any distribution of proceeds, pro rata based on the number of shares held by each such holder. The Preferred Shares will generally have no voting rights.

The Warrants will be exercisable at an exercise price of $4.64 per share, subject to adjustments as provided under the terms of the Warrants. The Warrants are immediately exercisable and expire on December 31, 2019.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Purchasers, excluding those Purchasers affiliated with the Company’s directors and officers, requiring the Company to register the resale of the Common Shares, the Common Shares issuable upon conversion of the Preferred Shares and the Common Shares issuable upon exercise of the Warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days of the closing of the Private Placement, and to use commercially reasonable efforts to have the registration statement declared effective within 90 days if there is no review by the SEC, and within 120 days in the event of such review.

The Securities to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Piper Jaffray & Co. acted as exclusive placement agent in connection with the Private Placement and the Company has agreed to pay a customary placement fee and reimburse certain expenses of the placement agent.

The sale of the Securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the financing primarily to advance its pipeline of therapeutic programs, and for general corporate purposes.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, and the Form of Warrant to Purchase Common Stock attached hereto as Exhibit 10.3.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with and prior to the closing of the Private Placement, the Company will designate 2,285,952 shares of its authorized and unissued undesignated preferred stock as Class X Convertible Preferred Stock and file a Certificate of Designation of Preferences, Rights and Limitations of Class X Convertible Preferred Stock with the Secretary of State of Delaware. A summary of the rights, preferences and privileges of the Class X Convertible Preferred Stock is described above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 28, 2017, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

In addition, the Company intends to use an investor presentation to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website.  A copy of the presentation materials is attached hereto as Exhibit 99.2.  The Company does not undertake to update the presentation materials.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 27, 2017, by and among the Company and the Purchasers
10.2	Registration Rights Agreement, dated August 27, 2017, by and among the Company and the Purchasers
10.3	Form of Warrant to Purchase Common Stock
99.1	Press Release dated August 28, 2017
99.2	Corporate Presentation Materials of aTyr Pharma, Inc. dated August 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John T. Blake
John T. Blake
Senior Vice President, Finance

Date: August 28, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 27, 2017, by and among the Company and the Purchasers
10.2	Registration Rights Agreement, dated August 27, 2017, by and among the Company and the Purchasers
10.3	Form of Warrant to Purchase Common Stock
99.1	Press Release dated August 28, 2017
99.2	Corporate Presentation Materials of aTyr Pharma, Inc. dated August 2017

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